Exhibit 10(d)

AMENDED AND RESTATED ACUITY INC.
2012 OMNIBUS STOCK INCENTIVE COMPENSATION PLAN

ARTICLE I. ESTABLISHMENT; HISTORY; PURPOSES; AND DURATION
1.1.    Establishment and History of the Plan. Acuity Inc. (the “Company”) adopted the Acuity Brands, Inc. 2012 Omnibus Stock Incentive Compensation Plan (the “2012 Plan”). It became effective as of January 4, 2013, the stockholder approval date. The 2012 Plan reserved 2,287,692 shares for the issuance of Awards. On October 25, 2017, the Board of Directors of the Company (the “Board”) amended and restated the 2012 Plan, establishing the “Amended and Restated Acuity Brands, Inc. 2012 Omnibus Stock Incentive Compensation Plan” (the “2017 Plan”). In establishing the 2017 Plan, the Board amended and restated the 2012 Plan (i) to increase the number of Shares available for issuance of Awards by 380,000 shares, resulting in a total of 2,667,692 shares being available for grant under the 2017 Plan, and (ii) to extend the expiration date of the 2017 Plan to January 4, 2028. On October 25, 2021, the Board subsequently amended and restated the 2017 Plan as set forth in this document (the “Plan”) including (i) to increase the number of Shares available for issuance of Awards by 750,000 shares, including 186,035 Shares previously authorized for issuance under the Non-Employee Director Plan, resulting in a total of 3,603,727 shares being available for grant under the Plan and (ii) extend the term of the Plan through ten (10) years from the date on which the Plan is approved by the stockholders of the Company (the “Effective Date”), which approval must occur within the period ending twelve (12) months after the date the Plan is adopted by the Board. The Plan shall remain in effect as provided in Section 1.3. The Plan has been further amended and restated as of March 26, 2025 to reflect the Company’s corporate name change.
1.2.    Purposes of the Plan. The purposes of the Plan are to provide additional incentives to eligible Employees, officers, Non-Employee Directors, and Consultants of the Company and its Subsidiaries and Affiliates whose substantial contributions are essential to the continued growth and profitability of the Company’s businesses, in order to strengthen their commitment to the Company, to further motivate the Participants to perform their assigned responsibilities diligently and skillfully, and to attract and retain competent and dedicated individuals whose efforts will result in the long term growth and profitability of the Company and, over time, appreciation in the market value of its stock. To accomplish such purposes, the Plan provides that the Committee may grant Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards and Stock Bonus Awards.
1.3.    Duration of the Plan. The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Board to amend or terminate the Plan at any time pursuant to Article XV, until all Shares subject to it shall have been delivered, and any restrictions on such Shares have lapsed, pursuant to the Plan’s provisions. However, in no event may an Award be granted under the Plan on or after January 4, 2032.
ARTICLE II. DEFINITIONS
Certain terms used herein have the definitions given to them in the first instance in which they are used. In addition, for purposes of the Plan, the following terms are defined as set forth below:

Exhibit 10(d)

2.1.    “Affiliate” means any entity in which the Company has at least a fifty percent (50%) equity interest and is designated as an Affiliate for purposes of the Plan by the Committee.
2.2.    “Applicable Exchange” means the New York Stock Exchange, or such other securities exchange as may at the applicable time be the principal market for the Common Stock.
2.3.    “Award” means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, and Stock Bonus Awards. Where the context so requires, including in Section 4.2 and Section 4.3 of the Plan, “Award” includes a grant of any of the foregoing awards under the 2012 Plan and the 2017 Plan.
2.4.    “Award Agreement” means either: (a) a written agreement (including any amendment or modification thereof) entered into by a Participant and the Company setting forth the terms and provisions applicable to an Award granted under the Plan, or (b) a written or electronic statement (including any amendment or modification thereof) issued by the Company to a Participant describing the terms and provisions of such Award, and which for a Participant who is a Non-Employee Director, may take the form of a compensation plan, arrangement or policy relating to Non-Employee Director compensation. The Committee may provide for the use of electronic, internet or other non-paper Award Agreements, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.
2.5.    “Board” or “Board of Directors” means the Board of Directors of the Company.
2.6.    “Cash-Based Award” means an Award, whose value is determined by the Committee, granted to a Participant, as described in Article IX.
2.7    “Cause” means, unless otherwise provided in an Award Agreement, that the Participant has been found by the Committee to be guilty of theft, embezzlement, fraud or misappropriation of the Company’s property or any action which, if the individual were an officer of the Company, would constitute a breach of fiduciary duty; provided that if a Participant has an Employment Agreement, “Cause” shall mean Cause as defined in such Employment Agreement.
2.8    “Company” means Acuity Inc., a Delaware corporation, or any successor to the Company.
2.9.    “Change in Control” means the occurrence of any of the following events:
(a)    The acquisition (other than from the Company) by any “Person” (as the term is used for purposes of Sections 13(d) or 14(d) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of the combined voting power of the Company’s then outstanding voting securities; or
(b)    The individuals who, as of the Effective Date, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the election, or nomination for election by the Company’s stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; or

Exhibit 10(d)

(c)    A merger or consolidation involving the Company if the stockholders of the Company, immediately before such merger or consolidation do not, as a result of such merger or consolidation, own, directly or indirectly, more than sixty percent (60%) of the combined voting power of the then outstanding voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the voting securities of the Company outstanding immediately before such merger or consolidation; or
(d)    A complete liquidation or dissolution of the Company or an agreement for the sale or other disposition of all or substantially all of the assets of the Company.
    Notwithstanding the foregoing, a Change in Control shall not be deemed to occur pursuant to Section 2.9(a) solely because (1) twenty percent (20%) or more of the combined voting power of the Company’s then outstanding securities is acquired by (i) a trustee or other fiduciary holding securities, under one or more employee benefit plans maintained by the Company or any of its Subsidiaries or (ii) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition, or (2) a transaction is effected for the purpose of changing the place of incorporation or form of organization of the ultimate parent entity (including where the Company is succeeded by an issuer incorporated under the laws of another state or country, whether or not the Company remains in existence following such transaction) where all or substantially all of the persons or group that beneficially own all or substantially all of the combined voting power of the Company’s then outstanding securities immediately prior to the transaction beneficially own all or substantially all of the combined voting power of the Company or the ultimate parent entity in the same proportions of their ownership after the transaction.
2.10.    “Change in Control Price” means the price per share offered in respect of the Common Stock in conjunction with any transaction resulting in a Change in Control on a fully-diluted basis (as determined by the Board or the Committee as constituted before the Change in Control, if any part of the offered price is payable other than in cash) or, in the case of a Change in Control occurring solely by reason of a change in the composition of the Board, the highest Fair Market Value of a Share on any of the thirty (30) trading days immediately preceding the date on which such Change in Control occurs.
2.11.    “Code” means the U.S. Internal Revenue Code of 1986, as it may be amended from time to time, including rules and regulations promulgated thereunder and successor provisions and rules and regulations thereto.
2.12.    “Committee” means a committee consisting of two or more non-employee members of the Board who are appointed by the Board to administer the Plan and to perform the functions set forth herein. The Board or the Committee may designate a subcommittee of members of the Committee to act on certain matters where such designation is necessary or desirable. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the Committee shall be composed solely of two or more “non-employee directors” within the meaning of Rule 16b-3. To the extent necessary to satisfy the rules of the Applicable Exchange, the members of the Committee shall qualify as “independent directors.”
2.13.    “Common Stock” means the common stock, par value $0.01 per share, of the Company.

Exhibit 10(d)

2.14    “Consultant” means any consultant or adviser if: (a) the consultant or advisor renders bona fide services to the Company or any Subsidiary or Affiliate; (b) the services rendered by the consultant or advisor are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (c) the consultant or advisor is a natural person.
2.15.    “Deferred Stock Unit” means a Restricted Stock Unit, Performance Share, or other applicable Award the payment or settlement of which is deferred as provided for in Section 19.6.
2.16    “Director” means any individual who is a member of the Board of Directors of the Company.
2.17.    “Disability” means (i) “Disability” as defined in the applicable Award Agreement to which the Participant is a party, or (ii) if the Award Agreement does not define “Disability,” a physical or mental incapacity which impairs the Participant’s ability to substantially perform his duties for a period of one hundred eighty (180) consecutive days, as determined by the Committee based upon the information provided to it. Notwithstanding the foregoing, for purposes of Incentive Stock Options, “Disability” means that the Participant is disabled within the meaning of Code Section 22(e)(3) and for purposes of an Award that is subject to Code Section 409A, “Disability” means a “Disability,” within the meaning of Code Section 409A to the extent necessary to comply with Code Section 409A.
2.18.    “Disaffiliation” means a Subsidiary’s or Affiliate’s ceasing to be a Subsidiary or Affiliate of the Company for any reason (including as a result of a public offering, or a spin-off or sale by the Company, of the stock of the Subsidiary or Affiliate of the Company) or a sale of a division of the Company or a Subsidiary or Affiliate of the Company.
2.19.    “Dividend Equivalents” means the equivalent value (in cash or Shares) of dividends that would otherwise be paid on the Shares subject to an Award but that have not been issued or delivered, as described in Article XI.
2.20.    “Effective Date” shall have the meaning ascribed to such term in Section 1.1.
2.21.    “Eligible Individual” means any Employee, Non-Employee Director, or Consultant, and any prospective Employee who has accepted an offer of employment from the Company or any Subsidiary or Affiliate (contingent upon such individual’s commencement of employment with the Company or any Subsidiary or Affiliate).
2.22.    “Employee” means any person providing services as an employee of the Company, a Subsidiary and/or an Affiliate. An Employee shall not include any individual during any period he or she is classified or treated by the Company, a Subsidiary or an Affiliate as an independent contractor, a Consultant, or an employee of an employment, consulting, temporary agency, or any other entity other than the Company, a Subsidiary and/or an Affiliate without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as a common-law employee of the Company, a Subsidiary and/or an Affiliate during such period. For the avoidance of doubt, a Director who would otherwise be an “Employee” within the meaning of this Section 2.22 shall be considered an Employee for purposes of the Plan.

Exhibit 10(d)

2.23.    “Employment Agreement” means with respect to a Participant who is an Employee, the written agreement between the Company, a Subsidiary or an Affiliate and the Employee providing for the terms of such Employee’s employment with the Company, Subsidiary or Affiliate, as it may be amended from time to time.
2.24.    “Exchange Act” means the U.S. Securities Exchange Act of 1934, as it may be amended from time to time, including the rules and regulations promulgated thereunder and successor provisions and rules and regulations thereto.
2.25.    “Fair Market Value” means, if the Common Stock is listed on a national securities exchange, as of any given date, the closing price for the Common Stock on such date on the Applicable Exchange, or if Shares were not traded on the Applicable Exchange on such measurement date, then on the next preceding date on which Shares are traded, all as reported by such source as the Committee may select. If the Common Stock is not listed on a national securities exchange, Fair Market Value shall be determined by the Committee in its good faith discretion. For the avoidance of doubt, for U.S. and non-U.S. federal, state, and local tax reporting and withholding purposes, the fair market value of a Share may be determined using such other methodology as may be required by applicable laws or as appropriate for administrative reasons.
2.26.     “Fiscal Year” means the consecutive twelve-month period ending August 31 of each year, or such other consecutive twelve-month period or fiscal year as the Committee may select.
2.27.    “Grant Date” means (a) the date on which the Committee (or its designee) by resolution, written consent or other appropriate action selects an Eligible Individual to receive a grant of an Award, determines the number of Shares or other amount to be subject to such Award and, if applicable, determines the Option Price or Grant Price of such Award, or (b) such later date as the Committee (or such designee) shall provide in such resolution, consent or action.
2.28.    “Grant Price” means the price established as of the Grant Date of an SAR pursuant to Article VII used to determine whether there is any payment due upon exercise of the SAR.
2.29.    “Incentive Stock Option” or “ISO” means a right to purchase Shares under the Plan in accordance with the terms and conditions set forth in Article VI, which is designated as an Incentive Stock Option and which is intended to meet the requirements of Code Section 422.
2.30.    “Insider” means an individual who is, on the relevant date, an officer, director or ten percent (10%) beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Committee in accordance with Section 16 of the Exchange Act.
2.31.    “New Employer” means, after a Change in Control, a Participant’s employer, or any direct or indirect parent or any direct or indirect majority-owned subsidiary of such employer.
2.32.    “Non-Employee Director” means a Director who is not an Employee.
2.33.    “Non-Employee Director Plan” means the Acuity Inc. 2011 Nonemployee Director Deferred Compensation Plan, as amended and restated through the Effective Date and as may be further amended from time to time.

Exhibit 10(d)

2.34.    “Nonqualified Stock Option” or “NQSO” means a right to purchase Shares under the Plan in accordance with the terms and conditions set forth in Article VI and which is not intended to meet the requirements of Code Section 422 or otherwise does not meet such requirements.
2.35.    “Notice” means notice provided by a Participant to the Company in a manner prescribed by the Committee.
2.36.    “Option” or “Stock Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article VI.
2.37.    “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.
2.38.    “Participant” means any Eligible Individual as set forth in Article V who holds one or more outstanding Awards.
2.39.    “Performance Measure” means any performance criteria or measures as described in Section 9.2 on which performance goals may be based.
2.40.    “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to, or the amount or entitlement to, an Award.
2.41.    “Performance Share” means an Award granted pursuant to Article IX of a unit valued by reference to a designated number of Shares payable, in whole or in part, to the extent applicable performance goals are achieved over a specified period in accordance with Article IX.
2.42.    “Performance Unit” means a fixed or variable dollar denominated unit granted pursuant to Article IX, the value of which is determined by the Committee, payable, in whole or in part, to the extent applicable performance goals are achieved over a specified period in accordance with Article IX.
2.43.     “Period of Restriction” means the period during which Shares of Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture, and, in the case of Restricted Stock, the transfer of Shares of Restricted Stock is limited in some way, as provided in Article VIII.
2.44.    “Restricted Stock” means an Award granted to a Participant, subject to the Period of Restriction, pursuant to Article VIII.
2.45.     “Restricted Stock Unit” means an Award, whose value is equal to a Share, granted to a Participant, subject to the Period of Restriction, pursuant to Article VIII.
2.46.    “Retirement” means “Retirement” as defined in the applicable Award Agreement to which the Participant is a party.
2.47.    “Rule 16b-3” means Rule 16b-3 under the Exchange Act, or any successor rule, as the same may be amended from time to time.
2.48.    “SEC” means the U.S. Securities and Exchange Commission.

Exhibit 10(d)

2.49.    “Securities Act” means the U.S. Securities Act of 1933, as it may be amended from time to time, including the rules and regulations promulgated thereunder and successor provisions and rules and regulations thereto.
2.50.    “Share” means a share of Common Stock (including any new, additional or different stock or securities resulting from any change in corporate capitalization as listed in Section 4.5).
2.51.    “Stock Appreciation Right” or “SAR” means an Award granted pursuant to the terms of Article VII.
2.52.    “Stock Bonus Award” means an equity-based or equity-related Award described in Section 10.1, granted in accordance with the terms and conditions set forth in Article X.
2.53.    “Subsidiary” means any present or future corporation which is or would be a “subsidiary corporation” of the Company as the term is defined in Code Section 424(f).
2.54.    “Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, options or other awards previously granted, or the right or obligation to grant future options or other awards, by a company acquired by the Company, a Subsidiary and/or an Affiliate or with which the Company, a Subsidiary and/or an Affiliate combines, or otherwise in connection with any merger, consolidation, acquisition of property or stock, or reorganization involving the Company, a Subsidiary or an Affiliate, including a transaction described in Code Section 424(a).
2.55.    “Termination” means the termination of the applicable Participant’s employment with, or performance of services for, the Company or any Affiliate or Subsidiary under any circumstances. A Participant employed by, or performing services for, a Subsidiary or Affiliate or a division of the Company or of a Subsidiary or Affiliate shall be deemed to incur a Termination if such Subsidiary, Affiliate or division ceases to be a Subsidiary, Affiliate or division, as the case may be, and the Participant does not immediately thereafter become an employee of, or service provider for, the Company or another Subsidiary or Affiliate.
ARTICLE III. ADMINISTRATION
3.1.    General. The Committee shall have exclusive authority to operate, manage and administer the Plan in accordance with its terms and conditions. Notwithstanding the foregoing, in its absolute discretion, the Board may at any time and from time to time exercise any and all rights, duties and responsibilities of the Committee under the Plan, including establishing procedures to be followed by the Committee, but excluding matters which under any applicable law, regulation or rule, including any exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3), are required to be determined in the sole discretion of the Committee. If and to the extent that the Committee does not exist or cannot function, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee, subject to the limitations set forth in the immediately preceding sentence.
3.2.    Authority of the Committee. The Committee shall have full discretionary authority to grant, pursuant to the terms of the Plan, Awards to those individuals who are eligible to receive Awards under the Plan. Except as limited by law or by the Certificate of Incorporation or Memorandum and Articles of Association of the Company, and subject to the provisions herein, the Committee shall have full power, in accordance with the other terms and provisions of the Plan, to:

Exhibit 10(d)

(a)    select Eligible Individuals who may receive Awards under the Plan and become Participants;
(b)    determine eligibility for participation in the Plan and decide all questions concerning eligibility for, and the amount of, Awards under the Plan;
(c)    determine the sizes and types of Awards;
(d)    determine the terms and conditions of Awards, including the Option Prices of Options and the Grant Prices of SARs;
(e)    determine whether, to what extent and under what circumstances Awards may be settled in cash, rather than Shares;
(f)    grant Awards as an alternative to, or as the form of payment for grants or rights earned or payable under, other bonus or compensation plans, arrangements or policies of the Company;
(g)    grant Substitute Awards on such terms and conditions as the Committee may prescribe, notwithstanding limitations on Awards in the Plan, subject to compliance with the ISO rules under Code Section 422 and the nonqualified deferred compensation rules under Code Section 409A, where applicable;
(h)    make all determinations under the Plan concerning Termination of any Participant’s employment or service with the Company or a Subsidiary or Affiliate, including whether such Termination occurs by reason of Disability, Retirement or in connection with a Change in Control, and whether a leave constitutes a Termination;
(i)    subject to Section 2.9, determine whether a Change in Control shall have occurred;
(j)    construe and interpret the Plan and any agreement or instrument entered into under the Plan, including any Award Agreement;
(k)    establish and administer any terms, conditions, restrictions, limitations, forfeiture, vesting or exercise schedule, and other provisions of or relating to any Award;
(l)    establish and administer any performance goals in connection with any Awards, and determine the extent to which any performance goals and/or other terms and conditions of an Award are attained or are not attained;
(m)    subject to Section 9.4, make adjustments in the performance goals of an Award;
(n)    construe any ambiguous provisions, correct any defects, supply any omissions and reconcile any inconsistencies in the Plan and/or any Award Agreement or any other instrument relating to any Awards;
(o)    establish, adopt, amend, waive and/or rescind rules, regulations, procedures, guidelines, forms and/or instruments for the Plan’s operation or administration;
(p)    make all valuation determinations relating to Awards and the payment or settlement thereof;

Exhibit 10(d)

(q)    grant waivers of terms, conditions, restrictions and limitations under the Plan or applicable to any Award, or accelerate the vesting or exercisability of any Award;
(r)    amend or adjust the terms and conditions of any outstanding Award and/or adjust the number and/or class of shares of stock subject to any outstanding Award;
(s)    at any time and from time to time after the granting of an Award, specify such additional terms, conditions and restrictions with respect to such Award as may be deemed necessary or appropriate to ensure compliance with any and all applicable laws or rules, including terms, restrictions and conditions for compliance with applicable securities laws or listing rules, methods of withholding or providing for the payment of required taxes and restrictions regarding a Participant’s ability to exercise Options through a cashless (broker-assisted) exercise;
(t)    establish any “blackout” period that the Committee in its sole discretion deems necessary or advisable;
(u)    exercise all such other authorities, take all such other actions and make all such other determinations as it deems necessary or advisable for the proper operation and/or administration of the Plan; and
(v)    notwithstanding any provisions in this Plan, no action shall be taken which will prevent Awards hereunder that are intended to comply with the requirements of Code Section 409A from doing so.
3.3.    Award Agreements. The Committee shall, subject to applicable laws and rules, determine the date an Award is granted. Each Award shall be evidenced by an Award Agreement; however, two or more Awards granted to a single Participant may be combined in a single Award Agreement. An Award Agreement shall not be a precondition to the granting of an Award; provided, however, that (a) the Committee may, but need not, require as a condition to any Award Agreement’s effectiveness, that such Award Agreement be executed on behalf of the Company, a Subsidiary or Affiliate and/or by the Participant to whom the Award evidenced thereby shall have been granted (including by electronic signature or other electronic indication of acceptance), and such executed Award Agreement be delivered to the Company, a Subsidiary or Affiliate and (b) no person shall have any rights under any Award unless and until the Participant to whom such Award shall have been granted has complied with the applicable terms and conditions of the Award. The Committee shall prescribe the form of all Award Agreements, and, subject to the terms and conditions of the Plan, shall determine the content of all Award Agreements. Subject to the other provisions of the Plan, any Award Agreement may be supplemented or amended in writing from time to time as approved by the Committee; provided that the terms and conditions of any such Award Agreement as supplemented or amended are not inconsistent with the provisions of the Plan. In the event of any dispute or discrepancy concerning the terms of an Award, the records of the Committee or its designee shall be determinative.
3.4.    Discretionary Authority; Decisions Binding. The Committee shall have full discretionary authority in all matters related to the discharge of its responsibilities and the exercise of its authority under the Plan. All determinations, decisions, actions and interpretations by the Committee with respect to the Plan and any Award Agreement, and all related orders and resolutions of the Committee shall be final, conclusive and binding on all Participants, the Company and its stockholders, and any Subsidiary or Affiliate and all persons

Exhibit 10(d)

having or claiming to have any right or interest in or under the Plan and/or any Award Agreement. The Committee shall consider such factors as it deems relevant to making or taking such decisions, determinations, actions and interpretations, including the recommendations or advice of any Director or officer or Employee of the Company or the Company, any director, officer or Employee of a Subsidiary or Affiliate and such attorneys, consultants and accountants as the Committee may select.
3.5.    Attorneys; Consultants. The Committee may consult with counsel who may be counsel to the Company. The Committee may employ such other attorneys and/or consultants, accountants, appraisers, brokers, agents and other persons, any of whom may be an Eligible Individual, as the Committee deems necessary or appropriate. The Committee, the Company, its Subsidiaries or Affiliates and their respective officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. The Committee shall not incur any liability for any action taken in good faith in reliance upon the advice of such counsel or other persons.
3.6.    Delegation of Administration. Except to the extent prohibited by applicable law, including any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3), or the applicable rules of a stock exchange, or the laws of the jurisdiction in which the Company is incorporated, the Committee may, in its discretion, allocate all or any portion of its responsibilities and powers under this Article III to any one or more of its members and/or delegate all or any part of its responsibilities and powers under this Article III to any person or persons selected by it. Subject to the foregoing, the Committee may delegate to the Chief Executive Officer, or such other officer of the Company as it may select, the authority to grant Awards from a pool of Shares established by the Committee, provided that the Chief Executive Officer or any such delegate shall have no authority to grant Awards to Insiders, or otherwise with respect to Awards granted to Insiders. Any such authority delegated or allocated by the Committee under this Section 3.6 shall be exercised in accordance with the terms and conditions of the Plan and any rules, regulations or administrative guidelines that may from time to time be established by the Committee, and any such allocation or delegation may be revoked by the Committee at any time.
ARTICLE IV. SHARES SUBJECT TO THE PLAN
4.1.    Number of Shares Available for Grants. The shares of stock subject to Awards granted under the Plan shall be Shares. Such Shares subject to the Plan may be either authorized and unissued Shares (which will not be subject to preemptive rights) or previously issued Shares acquired by the Company or its Subsidiaries or Affiliates. Subject to adjustment as provided in Section 4.5, the total number of Shares that are reserved and available for issuance under the Plan shall be 1,093,811, which includes 750,000 additional Shares over the number of Shares previously approved by the Company’s stockholders and 186,035 Shares previously authorized but not awarded under the Non-Employee Director Plan, and which the Board has authorized for issuance under this Plan, plus 157,776 Shares remaining available pursuant to the 2017 Plan, minus any Shares that were issued pursuant to awards under the 2017 Plan prior to the Effective Date. Shares that are available for issuance under the Plan may be used to grant any type of Award permitted under the Plan, provided that no more than 1,000,000 Shares are available for Incentive Stock Options.
4.2.    Shares Returned to the Share Reserve. Subject to, in the case of ISOs, any limitations applicable thereto under the Code, the following Shares subject to an Award (whether granted under the Plan, the 2012 Plan or the 2017 Plan), shall be available for future Awards under the Plan: (a) any Shares that are

Exhibit 10(d)

subject to an Award or portion thereof which for any reason expires, is terminated, or is canceled without having been fully exercised or satisfied (including, without limitation, as a result of the non-attainment of Performance Measures), or is forfeited or lapses (including any Shares subject to a Participant’s Restricted Stock Award that are repurchased by the Company at the Participant’s cost), and (b) any Award based on Shares that is settled for cash, expires or otherwise terminates without the issuance of such Shares. Any Shares delivered under the Plan upon exercise or satisfaction of Substitute Awards shall not reduce the Shares available for delivery under the Plan.
4.3.     Shares not Returned to the Share Reserve. To the extent that the Option Price of any Option and/or tax withholding obligations relating to any Award (whether granted under the Plan, the 2012 Plan or the 2017 Plan) are satisfied by delivering Shares to the Company (by either actual delivery or by attestation) or by the Company withholding Shares subject to the Award, the number of such Shares so delivered, attested to, or withheld by the Company shall be deemed delivered for purposes of the limits set forth in Section 4.1 and such Shares shall not be available for future Awards. Upon the exercise of a SAR, the total number of Shares subject to such exercise shall reduce the number of Shares available for delivery under the Plan. Shares that are repurchased by the Company with cash proceeds from a Participant’s exercise of an Option shall not increase the number of Shares available for delivery under the Plan.
4.4    Award Limits. The following limits shall apply to grants of all Awards under the Plan:
(a)    Options and SARs: The maximum aggregate number of Shares that may be subject to Options and SARs granted in any Fiscal Year to any one Participant shall be 500,000 Shares. Any Shares covered by Options granted to one Participant in any Fiscal Year shall reduce this limit on the number of Shares subject to Options and SARs that can be granted to such Participant in such Fiscal Year.
(b)    Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units and Stock Bonus Awards: The maximum aggregate number of Shares that may be subject to all Awards of Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units and Stock Bonus Awards granted in any Fiscal Year to any one Participant shall be 150,000 Shares (or cash amounts with respect to Stock Bonus Awards based on the Fair Market Value of such number of Shares on the Grant Date).
(c)    Cash-Based Awards: The maximum aggregate amount awarded with respect to Cash-Based Awards made in any Fiscal Year to any one Participant shall not exceed $6,000,000.
(d)    Compensation Limit for Non-Employee Directors: Notwithstanding any provision to the contrary in the Plan or in any policy of the Company regarding compensation payable to a Non-Employee Director, the sum of the grant date fair value (determined in accordance with applicable accounting standards) of all Awards payable in Shares and the maximum cash value of any other Award granted under the Plan or any other plan to an individual as compensation for services as a Non-Employee Director, together with cash compensation paid to such Non-Employee Director in the form of Board or Committee retainer, meeting or similar fees, during any calendar year shall not exceed $750,000. For avoidance of doubt, compensation will count towards this limit for the calendar

Exhibit 10(d)

year in which it was granted or earned, and not later when distributed, in the event it is deferred. The foregoing limit may not be increased without the approval of the stockholders of the Company.
4.5    Adjustment Provisions. Awards shall be adjusted in accordance with the following provisions:
(a)    In the event of a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, reverse stock split, stock rights offering, or recapitalization through a large, nonrecurring cash dividend, or similar event that affects the number or kinds of Shares (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per share value of the Common Stock underlying outstanding Awards (each a “Share Change”), the Committee or the Board shall equitably adjust the number, class and kind of Shares or other securities subject to outstanding Awards and the Option Price, Grant Price or other price thereof to the extent applicable, and/or shall make such substitutions or adjustments as it deems appropriate and equitable to (i) the aggregate number, class and kind of Shares or other securities reserved for issuance and delivery under the Plan, (ii) the Award limits set forth in Section 4.4; and (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance goals or criteria with respect thereto); provided, however, that the number of Shares subject to any Award shall always be a whole number. The adjustments provided under this Section 4.5(a) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company.
(b)    In the case of a merger, amalgamation, consolidation, acquisition of property or shares, separation, split-up, spin-off, other distribution of stock or property, reorganization, liquidation, Disaffiliation, or similar event affecting the Company or any subsidiary of the Company other than a Share Change (each, a “Corporate Transaction”), the Committee or the Board shall make such adjustments as, in its discretion, it deems appropriate, which may include, without limitation, (i) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its discretion (it being understood that in the case of a Corporate Transaction with respect to which holders of Common Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an Option or Stock Appreciation Right shall for this purpose be deemed to be equal to the excess, if any, of the value of the consideration being paid for each Share pursuant to such Corporate Transaction over the exercise price of such Option or Stock Appreciation Right shall conclusively be deemed valid); (ii) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the Shares subject to outstanding Awards; (iii) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including other securities of the Company and securities of entities other than the Company), by the affected subsidiary, affiliate, or division or by the entity that controls such subsidiary, affiliate, or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon the Company securities); and (iv) any of the adjustments described in Section 4.5(a) above.

Exhibit 10(d)

(c)    All determinations of the Committee as to adjustments, substitutions and changes, if any, under this Section 4.5 shall be conclusive and binding on the Participants.
4.6    No Limitation on Corporate Actions. The existence of the Plan and any Awards granted hereunder shall not affect in any way the right or power of the Company, any Subsidiary or any Affiliate to make or authorize any adjustment, recapitalization, reorganization or other change in its capital structure or business structure, any merger or consolidation, any issuance of debt, preferred or prior preference stock ahead of or affecting the Shares, additional shares of capital stock or other securities or subscription rights thereto, any dissolution or liquidation, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding.
4.7     Minimum Vesting Period. Any Award granted by the Committee under the Plan shall be subject to a minimum vesting period of not less than one year for one hundred percent (100%) vesting; provided, however, that the foregoing restriction shall not apply to Awards covering a number of Shares not to exceed five (5%) of the total number of Shares available under the Plan and nothing in this Section 4.7 shall limit the Company’s ability to grant Awards that contain rights to accelerated vesting on a Termination or in other circumstances or to otherwise accelerate vesting, including, without limitation, upon a Change in Control. In addition, the minimum vesting requirement set forth in this Section 4.7 shall not apply to (i) Substitute Awards; (ii) Awards granted to a Non-Employee Director which may vest on the earlier of the one (1) year anniversary of the Grant Date and the next annual meeting of the Company’s stockholders which is at least fifty (50) weeks after the immediately preceding year’s annual meeting, or (iii) Awards granted to a Non-Employee Director in lieu of the cash portion of such Non-Employee Director’s annual fees (including any Board or Committee retainer, meeting fees or similar fees payable in cash) or to any other Participant in lieu of the Participant’s salary, cash bonus or other cash compensation. Further, this Section 4.7 shall not limit the capitalization adjustment provisions of Section 4.5 of the Plan.
ARTICLE V. ELIGIBILITY AND PARTICIPATION
5.1.    Eligibility. Eligible Individuals shall be eligible to become Participants and receive Awards in accordance with the terms and conditions of the Plan, subject to the limitations on the granting of ISOs set forth in Section 6.9(a).
5.2.    Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select Participants from all Eligible Individuals and shall determine the nature and amount of each Award.
ARTICLE VI. STOCK OPTIONS
6.1.    Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number (subject to Article IV), and upon such terms, and at any time and from time to time as shall be determined by the Committee. The Committee may grant an Option or provide for the grant of an Option, either from time to time in the discretion of the Committee or automatically upon the occurrence of specified events, including the achievement of performance goals, the satisfaction of an event or condition within the control of the recipient of the Option or within the control of others.
6.2.    Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option

Exhibit 10(d)

pertains, the conditions upon which the Option shall become exercisable and such other provisions as the Committee shall determine, which are not inconsistent with the terms of the Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO. To the extent that any Option does not qualify as an ISO (whether because of its provisions or the time or manner of its exercise or otherwise), such Option, or the portion thereof which does not so qualify, shall constitute a separate NQSO.
6.3.    Option Price. The Option Price for each Option shall be determined by the Committee and set forth in the Award Agreement; provided that, subject to Section 6.9(c), the Option Price of an Option shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date of such Option; provided further, that Substitute Awards or Awards granted in connection with an adjustment provided for in Section 4.5, in the form of stock options, shall have an Option Price per Share that is intended to maintain the economic value of the Award that was replaced or adjusted, as determined by the Committee.
6.4.    Duration of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine as of the Grant Date and set forth in the Award Agreement; provided, however, that no Stock Option shall be exercisable later than the tenth (10th) anniversary of its Grant Date, except as provided in the last sentence of Section 6.5.
6.5.    Exercise of Options. Options shall be exercisable at such times (but not less than one year from the date of grant, subject to the Committee’s authority to accelerate the exercisability of any Option at any time) and be subject to such other restrictions and conditions as the Committee shall in each instance determine and set forth in the Award Agreement, which need not be the same for each grant or for each Option or Participant. To the extent permitted by and in accordance with Treasury Regulation Section 1.409A-1(b)(5)(v)(C)(1) (if applicable), an Award Agreement may provide that the period of time over which an Option other than an ISO may be exercised shall be automatically extended if on the scheduled expiration date of such Option the Participant’s exercise of such Option would violate an applicable law or the Participant is subject to a “black-out” period; provided, however, that during such extended exercise period the Option may only be exercised to the extent the Option was exercisable in accordance with its terms immediately prior to such scheduled expiration date; provided further, however, that such extended exercise period shall end not later than thirty (30) days after the exercise of such Option would no longer violate such law or be subject to such “black-out” period.
6.6.    Payment. Options shall be exercised by the delivery of a written notice of exercise to the Company, in a form specified or accepted by the Committee, or by complying with any alternative exercise procedures that may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for such Shares, which shall include applicable taxes, if any, in accordance with Article XVI. The Option Price upon exercise of any Option shall be payable to the Company in full by certified or bank check or such other instrument as the Committee may accept. If approved by the Committee, and subject to any such terms, conditions and limitations as the Committee may prescribe and to the extent permitted by applicable law, payment of the Option Price, in full or in part, may also be made as follows:
(a)    Payment may be made, in whole or in part, in the form of unrestricted and unencumbered Shares (by actual delivery of such Shares or by attestation) already owned by the Participant exercising such Option, or by such Participant and his or her spouse jointly (based on the

Exhibit 10(d)

Fair Market Value of the Common Stock on the date the Option is exercised); provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of such already owned Shares may be authorized only as of the Grant Date of such Incentive Stock Option.
(b)    Payment may be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the Option Price, and, if requested, the amount of any federal, state, local or non-United States withholding taxes. To facilitate the foregoing, the Company may, to the extent permitted by applicable law, enter into agreements for coordinated procedures with one or more brokerage firms.
(c)    Payment may be made by instructing the Committee to withhold a number of Shares otherwise deliverable to the Participant pursuant to the Option having an aggregate Fair Market Value on the date of exercise equal to the product of: (i) Option Price multiplied by (ii) the number of Shares in respect of which the Option shall have been exercised.
(d)    Payment may be made by any other method approved or accepted by the Committee in its discretion.
Subject to any governing rules or regulations and Section 19.9, as soon as practicable after receipt of a written notification of exercise and full payment in accordance with the preceding provisions of this Section 6.6 and satisfaction of tax obligations in accordance with Article XVI, the Company shall deliver to the Participant exercising an Option, in the Participant’s name, evidence of book entry Shares, in an appropriate amount based upon the number of Shares purchased under the Option. Unless otherwise determined by the Committee, all payments under all of the methods described above shall be paid in United States dollars.
6.7.    Rights as a Stockholder. No Participant or other person shall become the beneficial owner of any Shares subject to an Option, nor have any rights to dividends or other rights of a stockholder with respect to any such Shares, until the Participant has actually received such Shares following exercise of his or her Option in accordance with the provisions of the Plan and the applicable Award Agreement.
6.8.    Termination of Employment or Service. The Committee may establish and set forth in the applicable Award Agreement the terms and conditions on which an Option shall remain exercisable, if at all, upon a Termination of the Participant. The Committee may waive or modify these provisions at any time. To the extent that a Participant is not entitled to exercise an Option at the date of his or her Termination, or if the Participant (or other person entitled to exercise the Option) does not exercise the Option to the extent so entitled within the time specified in the Award Agreement or below (as applicable), the Option shall terminate and the Shares underlying the unexercised portion of the Option shall revert to the Plan and become available for future Awards. In no event may an Option be exercised after the expiration date of such Option specified in the applicable Award Agreement, except as provided in the last sentence of Section 6.5.
6.9.    Limitations on Incentive Stock Options.
(a)    General. No ISO shall be granted to any Eligible Individual who is not an Employee of the Company or a Subsidiary on the Grant Date of such Option. Any ISO granted under the Plan shall contain such terms and conditions, consistent with the Plan, as the Committee may determine to be necessary to qualify such Option as an “incentive stock option” under Code Section 422. Any ISO

Exhibit 10(d)

granted under the Plan may be modified by the Committee to disqualify such Option from treatment as an “incentive stock option” under Code Section 422.
(b)    $100,000 Per Year Limitation. Notwithstanding any intent to grant ISOs, an Option granted under the Plan will not be considered an ISO to the extent that it, together with any other “incentive stock options” (within the meaning of Code Section 422, but without regard to subsection (d) of such Section) under the Plan and any other “incentive stock option” plans of the Company, any Subsidiary and any “parent corporation” of the Company within the meaning of Code Section 424(e), are exercisable for the first time by any Participant during any calendar year with respect to Shares having an aggregate Fair Market Value in excess of $100,000 (or such other limit as may be required by the Code) as of the Grant Date of the Option with respect to such Shares. The rule set forth in the preceding sentence shall be applied by taking Options into account in the order in which they were granted.
(c)    Options Granted to Certain Stockholders. No ISO shall be granted to an individual otherwise eligible to participate in the Plan who owns (within the meaning of Code Section 424(d)), at the Grant Date of such Option, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a Subsidiary or any “parent corporation” of the Company within the meaning of Code Section 424(e). This restriction does not apply if at the Grant Date of such ISO the Option Price of the ISO is at least one hundred and ten percent (110%) of the Fair Market Value of a Share on the Grant Date, and the ISO by its terms is not exercisable after the expiration of five (5) years from such Grant Date.
ARTICLE VII. STOCK APPRECIATION RIGHTS
7.1.    Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Shares to which a SAR pertains (subject to Article IV) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to any SAR.
7.2.    Grant Price. The Grant Price for each SAR shall be determined by the Committee and set forth in the Award Agreement, subject to the limitations of this Section 7.2. The Grant Price for each SAR shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date of such SAR, except in the case of Substitute Awards or Awards granted in connection with an adjustment provided for in Section 4.5.
7.3.    Exercise of SARs. SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, in accordance with the Plan, determines and sets forth in the Award Agreement. An Award Agreement may provide that the period of time over which a SAR may be exercised shall be automatically extended if on the scheduled expiration date of such SAR the Participant’s exercise of such SAR would violate an applicable law; provided, however, that during such extended exercise period the SAR may only be exercised to the extent the SAR was exercisable in accordance with its terms immediately prior to such scheduled expiration date; provided further, however, that such extended exercise period shall end not later than thirty (30) days after the exercise of such SAR first would no longer violate such law.

Exhibit 10(d)

7.4.    Award Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the number of Shares to which the SAR pertains, the Grant Price, the term of the SAR, and such other terms and conditions as the Committee shall determine in accordance with the Plan.
7.5.    Term of SARs. The term of a SAR granted under the Plan shall be determined by the Committee, in its sole discretion, provided, however, that no SAR shall be exercisable later than the tenth (10th) anniversary of its Grant Date, except as provided in the last sentence of Section 7.3.
7.6.    Payment of SAR Amount. An election to exercise SARs shall be deemed to have been made on the date of Notice of such election to the Company. As soon as practicable following such Notice, the Participant shall be entitled to receive payment from the Company in an amount determined by multiplying (a) the excess of the Fair Market Value of a Share on the date of exercise over the Grant Price of the SAR by (b) the number of Shares with respect to which the SAR is exercised. Notwithstanding the foregoing provisions of this Section 7.6 to the contrary, the Committee may establish and set forth in the applicable Award Agreement a maximum amount per Share that will be payable upon the exercise of a SAR. At the discretion of the Committee, such payment upon exercise of a SAR shall be in cash, in Shares of equivalent Fair Market Value, or in some combination thereof.
7.7.    Rights as a Stockholder. A Participant receiving a SAR shall have the rights of a stockholder only as to Shares, if any, actually issued to such Participant upon satisfaction or achievement of the terms and conditions of the Award, and in accordance with the provisions of the Plan and the applicable Award Agreement, and not with respect to Shares to which such Award relates but which are not actually issued to such Participant.
7.8.    Termination of Employment or Service. The Committee may establish and set forth in the applicable Award Agreement the terms and conditions under which a SAR shall remain exercisable, if at all, upon a Termination of the Participant. The Committee may waive or modify these provisions at any time. To the extent that a Participant is not entitled to exercise an SAR at the date of his or her Termination, or if the Participant (or other person entitled to exercise the SAR) does not exercise the SAR to the extent so entitled within the time specified in the Award Agreement or below (as applicable), effective as of the date of such Termination, the SAR shall terminate and the Shares underlying the unexercised portion of the SAR shall revert to the Plan and become available for future Awards. In no event may a SAR be exercised after the expiration date of such SAR specified in the applicable Award Agreement, except as provided in the last sentence of Section 7.3.
ARTICLE VIII. RESTRICTED STOCK AND RESTRICTED STOCK UNITS
8.1.    Awards of Restricted Stock and Restricted Stock Units. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts and subject to such terms and conditions as the Committee shall determine. Subject to the terms and conditions of this Article VIII and the Award Agreement, upon creation of a book entry evidencing a Participant’s ownership of Shares of Restricted Stock, pursuant to Section 8.6, the Participant shall have all of the rights of a stockholder with respect to such Shares, subject to the terms and restrictions set forth in this Article VIII or the applicable Award Agreement or as determined by the Committee. Restricted Stock Units shall be similar to Restricted Stock, except no

Exhibit 10(d)

Shares are actually awarded to a Participant who is granted Restricted Stock Units on the Grant Date thereof, and the Participant instead receives the Company’s unsecured and unfunded promise that it will issue Shares to the Participant in the future if certain conditions are met; such Participant shall have no rights of a stockholder with respect to such Restricted Stock Units.
8.2.    Award Agreement. Each Restricted Stock and/or Restricted Stock Unit Award shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine in accordance with the Plan.
8.3.    Nontransferability of Restricted Stock. Except as provided in this Article VIII, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, encumbered, alienated, hypothecated or otherwise disposed of until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Award Agreement.
8.4.    Period of Restriction and Other Restrictions. The Period of Restriction shall lapse based on a Participant’s continuing service or employment with the Company, a Subsidiary or an Affiliate, the achievement of performance goals, the satisfaction of other conditions or restrictions or upon the occurrence of other events, in each case, as determined by the Committee, at its discretion, and stated in the Award Agreement. Subject to the minimum vesting requirements of Section 4.7, the Committee may grant Restricted Stock Units subject to a Period of Restriction that immediately lapses on the Grant Date.
8.5.    Delivery of Shares, Payment of Restricted Stock Units. Subject to Section 19.9, after the last day of the Period of Restriction applicable to a Participant’s Shares of Restricted Stock, and after all conditions and restrictions applicable to such Shares of Restricted Stock have been satisfied or lapse (including satisfaction of any applicable withholding tax obligations), pursuant to the applicable Award Agreement, such Shares of Restricted Stock shall become freely transferable by such Participant. After the last day of the Period of Restriction applicable to a Participant’s Restricted Stock Units, and after all conditions and restrictions applicable to Restricted Stock Units have been satisfied or lapse (including satisfaction of any applicable withholding tax obligations), such Restricted Stock Units shall be settled by delivery of Shares to the Participant pursuant to the applicable Award Agreement, including any deferral or other payment provisions thereof.
8.6.    Form of Restricted Stock Awards. Each Participant who receives an Award of Shares of Restricted Stock shall be issued “book entry” Shares (i.e., a computerized or manual entry) in the records of the Company or its transfer agent in the name of the Participant who has received the Award. Such records of the Company or such agent shall, absent manifest error, be binding on all Participants who receive Restricted Stock Awards. Such records shall also refer to the terms, conditions and restrictions applicable to such Award, substantially in the following form:
“The transferability of the shares of stock represented hereby is subject to the terms and conditions (including forfeiture) of the Acuity Inc. Amended and Restated 2012 Omnibus Stock Incentive Compensation Plan and an Award Agreement, as well as the terms and conditions of applicable law. Copies of such plan and agreement are on file at the offices of Acuity Inc.”

Exhibit 10(d)

The Committee may require a Participant who receives book entry Shares evidencing a Restricted Stock Award to immediately deposit a stock power or other appropriate instrument of transfer, endorsed in blank by the Participant, with signatures guaranteed in accordance with the Exchange Act if required by the Committee, with the Secretary of the Company or an escrow holder as provided in the immediately following sentence. The Secretary of the Company or such escrow holder as the Committee may appoint shall retain custody of the Shares representing a Restricted Stock Award until the Period of Restriction and any other restrictions imposed by the Committee or under the Award Agreement with respect to the Shares evidenced by such certificate expire or shall have been removed. The use of book entries to evidence the ownership of Shares of Restricted Stock, in accordance with this Section 8.6, shall not affect the rights of Participants as owners of the Shares of Restricted Stock awarded to them, nor affect the restrictions applicable to such Shares under the Award Agreement or the Plan, including the Period of Restriction.
8.7.    Voting Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock shall be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units.
8.8.    Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock shall be credited with any cash dividends paid with respect to such Shares while they are so held, and such dividends shall be paid to the Participants if and when their rights vest at the end of the Period of Restriction. In the event that (a) any adjustment is made as provided in Section 4.5, or (b) any shares or securities are received as a dividend, or an extraordinary dividend is paid in cash, on Shares of Restricted Stock, any new or additional Shares or securities or any extraordinary dividends paid in cash received by a recipient of Restricted Stock shall be subject to the same terms and conditions, including the Period of Restriction, as relate to the original Shares of Restricted Stock. For avoidance of doubt, dividends with respect to any Award of Restricted Stock shall be paid only to the extent the Award is vested.
8.9.    Termination of Employment or Service. Except as otherwise provided in this Section 8.9, during the Period of Restriction, any Restricted Stock Units and/or Shares of Restricted Stock held by a Participant shall be forfeited and revert to the Company (or, if Shares of Restricted Stock were sold to the Participant, the Participant shall be required to resell such Shares to the Company at cost) upon the Participant’s Termination or the failure to meet or satisfy any applicable performance goals or other terms, conditions and restrictions to the extent set forth in the applicable Award Agreement. Each applicable Award Agreement shall set forth the extent to which, if any, the Participant shall have the right to retain Restricted Stock Units and/or Shares of Restricted Stock, then subject to the Period of Restriction, following such Participant’s Termination. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the applicable Award Agreement, need not be uniform among all such Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for, or circumstances of, such Termination.
ARTICLE IX. PERFORMANCE SHARES, PERFORMANCE UNITS, AND CASH-BASED AWARDS
9.1.    Grant of Performance Shares, Performance Units, and Cash-Based Awards. Subject to the terms of the Plan, Performance Shares, Performance Units, and/or Cash-Based Awards may be granted to

Exhibit 10(d)

Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee, in accordance with the Plan. A Performance Share, Performance Unit, or Cash-Based Award entitles the Participant who receives such Award to receive Shares or cash upon the attainment of applicable performance goals for the applicable Performance Period, and/or satisfaction of other terms and conditions, in each case determined by the Committee, and which may be set forth in the Award Agreement. Such entitlements of a Participant with respect to his or her outstanding Performance Share, Performance Unit, or Cash-Based Award shall be reflected by a bookkeeping entry in the records of the Company, unless otherwise provided by the Award Agreement. The terms and conditions of such Awards shall be consistent with the Plan and set forth in the Award Agreement and need not be uniform among all such Awards or all Participants receiving such Awards.
9.2.    Performance Measures. The performance goals upon which the granting, payment and/or vesting of Performance Shares, Performance Units, and/or Cash-Based Awards may be based on any one or more of the Performance Measures listed on Appendix A or on such other performance measures or criteria as selected by the Committee, in its discretion. Without limitation, any Performance Measures or other criteria selected by the Committee may be used to measure the performance of the Company, Subsidiaries and/or any Affiliates or any business unit, division, service or product of the Company, its Affiliates, and/or Subsidiaries or any combination thereof, over such period or periods, as the Committee may deem appropriate, including as compared to the performance of one or more comparator companies, or published or special index, stock market index or indices, growth rates or trends. The Committee may provide in the Award Agreement or otherwise with respect to any such Performance Share, Performance Unit, and/or Cash-Based Award that any evaluation of performance shall include or exclude any of the following events that occur during a Performance Period or it may elect to evaluate performance at the end of a Performance Period by including or excluding the effect of any such events, or in each case, such other events that the Committee deems necessary or appropriate: (a) gains or losses on sales or dispositions, (b) asset write-downs, (c) non-cash expenses such as share-based compensation, depreciation, and amortization, (d) changes in tax law or rate, including the impact on deferred tax liabilities, (e) the cumulative effect of changes in accounting principles or changes in accounting policies, (f) events of an “unusual nature” and/or of a type that indicate “infrequency of occurrence,” each as defined in FASB Accounting Standards Update 2015-01, and appearing in the Company’s financial statements or notes thereto, (g) acquisitions occurring after the start of the Performance Period or unbudgeted costs incurred related to future acquisitions, (h) operations discontinued, divested or restructured, including severance costs, (i) gains or losses on refinancing or extinguishment of debt, (j) special charges for streamlining and restructuring, including severance and employee-related costs, costs associated with the early termination of leases, production transfer expense, net of any savings realized in the period directly from the streamlining and/or restructuring activities, (k) foreign exchange gains and losses, (l) impact of repurchases of the Company’s common stock, (m) restatement of prior period financial results that is not due to the Company’s material noncompliance with any financial reporting requirement under the federal securities laws, (n) any other unusual, nonrecurring gain or loss or other item that is separately identified in the Committee materials approving the grant of such Award, and (o) any similar event or condition specified in such Award Agreement.
9.3.    Earned Performance Shares, Performance Units, and Cash-Based Awards. Performance Shares, Performance Units, and Cash-Based Awards shall become earned, in whole or in part, based upon the

Exhibit 10(d)

attainment of performance goals specified by the Committee and/or the occurrence of any event or events and/or satisfaction of such terms and conditions, including a Change in Control, as the Committee shall determine, either at or after the Grant Date. The Committee shall determine the extent to which any applicable performance goals and/or other terms and conditions of a Performance Unit, Performance Share, or Cash-Based Award are attained or not attained following conclusion of the applicable Performance Period. The Committee may, in its discretion, waive any such performance goals and/or other terms and conditions relating to any such Award.
9.4    Form and Timing of Payment of Performance Units, Performance Shares, and Cash-Based Awards. Payment of earned Performance Units, Performance Shares, and Cash-Based Awards shall be as determined by the Committee and as set forth in the Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Units, Performance Shares, and Cash-Based Awards in the form of cash or in Shares (or in a combination thereof) which have an aggregate Fair Market Value equal to the value of the earned Performance Units, Performance Shares, or Cash-Based Awards following conclusion of the Performance Period and the Committee’s determination of attainment of applicable performance goals and/or other terms and conditions in accordance with Section 9.3. Such Shares may be granted subject to any restrictions that may be imposed by the Committee, including a Period of Restriction or mandatory deferral. The determination of the Committee with respect to the form of payment of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.
9.5.    Rights as a Stockholder. A Participant receiving a Performance Unit, Performance Share, or Cash-Based Award shall have the rights of a stockholder only as to Shares, if any, actually received by the Participant upon satisfaction or achievement of the terms and conditions of such Award and not with respect to Shares subject to the Award but not actually issued to such Participant.
9.6    Termination of Employment or Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Units, Performance Shares, and/or Cash-Based Awards following such Participant’s Termination. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the applicable Award Agreement, need not be uniform among all such Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for, or circumstances of, Termination.
ARTICLE X. STOCK BONUS AWARDS
10.1.    Stock Bonus Awards. The Committee may grant types of equity-based or equity-related Awards not otherwise described by the terms of the Plan (including the grant or offer for sale of unrestricted Shares), in such amounts (subject to Article IV) and subject to such terms and conditions, as the Committee shall determine. More specifically, the Committee may, in its sole discretion, allow a Participant to elect to receive an equity-based or equity-related Award in lieu of the Participant’s salary, cash bonus or other cash compensation or it may otherwise grant Stock Bonus Awards to Eligible Individuals. Such Stock Bonus Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

Exhibit 10(d)

10.2.    Value of Stock Bonus Awards. Each Stock Bonus Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may establish performance goals in its discretion, and any such performance goals shall be set forth in the applicable Award Agreement. If the Committee exercises its discretion to establish performance goals, the number and/or value of Stock Bonus Awards that will be paid out to the Participant will depend on the extent to which such performance goals are met.
10.3.    Payment of Stock Bonus Awards. Payment, if any, with respect to a Stock Bonus Award shall be made in accordance with the terms of the Award, as set forth in the Award Agreement, in cash, Shares or a combination of cash and Shares, as the Committee determines.
10.4.    Termination of Employment or Service. The Committee shall determine the extent to which the Participant shall have the right to receive Stock Bonus Awards following the Participant’s Termination. Such provisions shall be determined in the sole discretion of the Committee, such provisions may be included in the applicable Award Agreement, but need not be uniform among all Stock Bonus Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for, or circumstances of, Termination.
ARTICLE XI. DIVIDEND EQUIVALENTS
11.1.    Dividend Equivalents. Unless otherwise provided by the Committee, no adjustment shall be made in the Shares issuable or taken into account under Awards on account of cash dividends that may be paid or other rights that may be issued to the holders of Shares prior to issuance of such Shares under such Award. Subject to Section 8.8 (regarding dividends payable with respect to Restricted Shares), the Committee may grant Dividend Equivalents based on the dividends declared on Shares that are subject to any Award, other than an Option or an SAR, including any such Award the payment or settlement of which is deferred pursuant to Section 19.6. Dividend Equivalents may be credited as of the dividend payment dates, during the period between the Grant Date of the Award and the date the Award becomes payable or terminates or expires. Dividend Equivalents may be subject to any limitations and/or restrictions determined by the Committee. Dividend Equivalents shall be converted to cash or additional Shares by such formula and at such time, and shall be paid at such times, as may be determined by the Committee. The crediting of Dividend Equivalents shall be subject to the following additional rules and limitations:
(a)    Any crediting of Dividend Equivalents shall be subject to the same restrictions and conditions as the underlying Award. For avoidance of doubt, Dividend Equivalents with respect to any Award shall only be paid to the extent the Award is vested.
(b)    No Dividend Equivalents may be granted with respect to an Option or an SAR.
(c)    To the extent a Dividend Equivalent is deemed to be subject to Code Section 409A, whether or not the underlying Award is also subject to Code Section 409A, the right to the Dividend Equivalent shall be treated as a separate form of Award, and the time of payment of the Dividend Equivalent shall comply with Code Section 409A.
ARTICLE XII. TRANSFERABILITY OF AWARDS; BENEFICIARY DESIGNATION
12.1.    Transferability of Incentive Stock Options. No ISO may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than (a) by will or by the laws of descent and

Exhibit 10(d)

distribution, (b) to the extent permitted by the Code, by gift or other transfer to any trust or estate in which the original ISO recipient or such recipient’s spouse or other immediate relative has a substantial beneficial interest, or to a spouse or other immediate relative, provided that any such transfer is permitted subject to Rule 16b-3 as in effect when such transfer occurs and the Board does not rescind this provision prior to such transfer; or (c) in accordance with Section 12.3. No ISO shall be transferable pursuant to a domestic relations order or similar order. Further, all ISOs granted in connection with ISOs granted to a Participant shall be exercisable during his or her lifetime only by such Participant.
12.2.    All Other Awards. Except as otherwise provided in Section 8.5 or Section 12.3 or a Participant’s Award Agreement or otherwise determined at any time by the Committee, no Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than (a) by will or by the laws of descent and distribution or (b) by gift or other transfer to any trust or estate in which the original Award recipient or such recipient’s spouse or other immediate relative has a substantial beneficial interest, or to a spouse or other immediate relative, to the extent that any such transfer is permitted subject to Rule 16b-3 as in effect when such transfer occurs and the Board does not rescind this provision prior to such transfer; provided that (i) the Committee may permit further transferability, on a general or a specific basis, and may impose conditions and limitations on any permitted transferability, subject to Section 12.1 and any applicable Period of Restriction, (ii) no Award may be transferred for value or other consideration without first obtaining approval thereof by the stockholders of the Company and subject to compliance with applicable laws, (iii) no Award shall be transferable pursuant to a domestic relations order or similar order, and (iv) all Awards granted to a Participant under the Plan, and all rights with respect to such Awards, shall be exercisable or available during his or her lifetime only by or to such Participant, except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee.
With respect to those Awards, if any, that are permitted to be transferred to another individual, references in the Plan to exercise or payment related to such Awards by or to the Participant shall be deemed to include, as determined by the Committee, the Participant’s permitted transferee. In the event any Award is exercised by or otherwise paid to the executors, administrators, heirs or distributees of the estate of a deceased Participant, or such a Participant’s beneficiary, or the transferee of an Award, in any such case, pursuant to the terms and conditions of the Plan and the applicable Agreement and in accordance with such terms and conditions as may be specified from time to time by the Committee, the Company shall be under no obligation to issue Shares thereunder unless and until the Company is satisfied, as determined in the discretion of the Committee, that the person or persons exercising such Award, or to receive such payment, are the duly appointed legal representative of the deceased Participant’s estate or the proper legatees or distributees thereof or the named beneficiary of such Participant, or the valid transferee of such Award, as applicable. Any purported assignment, transfer or encumbrance of an Award that does not comply with this Section 12.2 shall be void and unenforceable against the Company.
12.3.    Beneficiary Designation. To the extent permitted by the Committee and valid under applicable law, each Participant may, from time to time, name any beneficiary or beneficiaries who shall be permitted to exercise his or her Option or SAR or to whom any benefit under the Plan is to be paid in case of the Participant’s death before he or she fully exercises his or her Option or SAR or receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form

Exhibit 10(d)

prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such beneficiary designation, a Participant’s unexercised Option or SAR, or amounts due but remaining unpaid to such Participant, at the Participant’s death, shall be exercised or paid as designated by the Participant by will or by the laws of descent and distribution.
ARTICLE XIII. RIGHTS OF PARTICIPANTS
13.1.    Rights or Claims. No person shall have any rights or claims under the Plan except in accordance with the provisions of the Plan and any applicable Award Agreement. The liability of the Company and any Subsidiary or Affiliate under the Plan is limited to the obligations expressly set forth in the Plan, and no term or provision of the Plan may be construed to impose any further or additional duties, obligations, or costs on the Company, any Subsidiary or any Affiliate thereof or the Board or the Committee not expressly set forth in the Plan. The grant of an Award under the Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in the Plan as being applicable to such type of Award, or to all Awards, or as are expressly set forth in the Award Agreement evidencing such Award. Without limiting the generality of the foregoing, neither the existence of the Plan nor anything contained in the Plan or in any Award Agreement shall be deemed to:
(a)    Constitute a contract of employment or service between the Company or any Affiliate or Subsidiary and any Eligible Individual, nor shall it constitute a right to remain in the employ or service of the Company or any Affiliate or Subsidiary;
(b)    Restrict in any way the right of the Company, an Affiliate and/or a Subsidiary to terminate, change or modify any Eligible Individual’s employment or service at any time with or without Cause;
(c)    Give any Eligible Individual the right to receive any bonus, whether payable in cash or in Shares, or in any combination thereof, from the Company, an Affiliate and/or a Subsidiary, nor be construed as limiting in any way the right of the Company, an Affiliate and/or a Subsidiary to determine, in its sole discretion, whether or not it shall pay any Eligible Individual bonuses, and, if so paid, the amount thereof and the manner of such payment; or
(d)    Give any Participant any rights whatsoever with respect to an Award except as specifically provided in the Plan and the Award Agreement.
13.2.    Adoption of the Plan. The adoption of the Plan shall not be deemed to give any Eligible Individual or any other individual any right to be selected as a Participant or to be granted an Award, or, having been so selected, to be selected to receive a future Award.
13.3.    Vesting. Notwithstanding any other provision of the Plan, a Participant’s right or entitlement to exercise or otherwise vest in any Award not exercisable or vested at the Grant Date thereof shall only result from continued services as a Non-Employee Director or a Consultant or continued employment, as the case may be, with the Company or any Subsidiary or Affiliate, or satisfaction of any other performance goals or other conditions or restrictions applicable, by its terms, to such Award, except, in each such case, as the Committee may, in its discretion, expressly determine otherwise.

Exhibit 10(d)

13.4.    No Effects on Benefits; No Damages. A Participant shall, by participating in the Plan, waive any and all rights to compensation or damages in consequence of Termination of such Participant for any reason whatsoever, whether lawfully or otherwise, insofar as those rights arise or may arise from such Participant ceasing to have rights under the Plan as a result of such Termination, or from the loss or diminution in value of such rights or entitlements, including by reason of the operation of the terms of the Plan or the provisions of any statute or law relating to taxation. No claim or entitlement to compensation or damages arises from the termination of the Plan or diminution in value of any Award or Shares purchased or otherwise received under the Plan.
13.5.    One or More Types of Awards. A particular type of Award may be granted to a Participant either alone or in addition to other Awards under the Plan.
ARTICLE XIV. CHANGE IN CONTROL
14.1.    Accelerated Vesting and Payment.
(a)    Unless otherwise provided in an Award Agreement, and only if the Awards are not assumed, substituted, or otherwise replaced by the New Employer with substantially similar awards relating to shares that are traded on an established United States securities market, or which will be so traded within sixty (60) days following the Change in Control, then upon a Change in Control:
(i) each outstanding Option shall become fully vested, nonforfeitable and exercisable immediately prior to the Change in Control. The Board or the Committee (as constituted prior the Change in Control) may provide, upon at least ten (10) days’ notice to affected Participants, in its discretion (i) that such Options be canceled in exchange for an amount (payable in accordance with Section 14.2) equal to the excess, if any, of the Fair Market Value of the Common Stock on the date of the Change in Control over the Option Price applicable to such Option, provided that if the Option Price of any Option equals or exceeds the price paid for a share of the Common Stock in connection with the Change in Control, the Committee may cancel such Option without the payment of consideration thereof; or (ii) that the Participant must exercise such Options immediately prior to the Change in Control;
(ii) each outstanding Stock Appreciation Right shall become fully vested, nonforfeitable and exercisable immediately prior to the Change in Control. Each outstanding Stock Appreciation Right shall be canceled in exchange for an amount (payable in accordance with Section 14.2) equal to the excess, if any, of the Fair Market Value of the Common Stock on the date of the Change in Control over the Grant Price applicable to such Stock Appreciation Right; provided that if the Grant price of any Stock Appreciation Right equals or exceeds the price paid for a share of the Common Stock in connection with the Change in Control, the Committee may cancel such Stock Appreciation Right without the payment of consideration thereof;
(iii) restrictions on Restricted Stock shall immediately lapse, and such Restricted Stock shall become fully vested and nonforfeitable;
(iv) each outstanding Restricted Stock Unit and each other Award denominated in Shares shall become fully vested and nonforfeitable and shall be canceled in exchange for an

Exhibit 10(d)

amount (payable in accordance with Section 14.2) equal to the Change in Control Price multiplied by the number of Shares covered by such Award;
(v) each other Award not denominated in Shares, and any Award the payment or settlement of which was deferred under Section 19.6 or otherwise, shall be canceled in exchange for the full amount of such Award (payable in accordance with Section 14.2); and
(vi) with respect to any outstanding Award of Performance Shares, Performance Units, or Cash-Based Awards and other Awards subject to Performance Measures, all incomplete Performance Periods shall end on the date of such Change in Control and the Committee shall determine the extent to which performance goals with respect to each such Performance Period have been met based upon such audited or unaudited financial information then available as it deems relevant, or, if not determinable, by assuming that the applicable “target” levels of performance have been attained, or on such other basis determined by the Committee, in its sole discretion.
(b)    The Board or the Committee (as constituted prior the Change in Control) may, in addition to the consequences otherwise set forth in this Section 14.1, make adjustments and/or settlements of outstanding Awards as it deems appropriate and consistent with the Plan’s purposes.
14.2    Payments. Payment of any amounts in accordance with this Section 14.2 shall be made in cash or, if determined by the Board or the Committee (as constituted prior to the Change in Control), in securities of the New Employer that are traded on an established United States securities market, or which will be so traded within sixty (60) days following the Change in Control, having an aggregate fair market value (as determined by such Board or Committee) equal to such amount or in a combination of such securities and cash. All amounts payable hereunder shall be payable in full, as soon as reasonably practicable, but in no event later than ten (10) business days following the Change in Control, except (i) as set forth in Section 16.7(f), (ii) to the extent the terms of the applicable transaction agreement require that amounts payable hereunder be held in escrow and paid on the same schedule and under the same terms and conditions as apply to payments to stockholders generally, and such escrow payment provisions comply with the requirements of Code Section 409A, or (iii) to the extent the amount payable relates to an Award granted to a Non-Employee Director that has been deferred by such Director under the terms of the Non-Employee Director Plan, in which case amounts payable hereunder will be paid in accordance with the terms of the Non-Employee Director Plan and any applicable deferral election thereunder.
14.3    Termination, Amendment, and Modifications of Change in Control Provisions. Notwithstanding any other provision of the Plan (but subject to the limitations of the last sentence of Section 15.1 and Section 15.2) or any Award Agreement provision, the provisions of this Article XIV may not be terminated, amended, or modified on or after the date of a Change in Control to materially impair any Participant’s Award theretofore granted and then outstanding under the Plan without the prior written consent of such Participant.
    14.4    Excess Parachute Payments. It is recognized that under certain circumstances payments or benefits provided to a Participant might give rise to an “excess parachute payment” within the meaning of Code Section 280G and it might be beneficial to a Participant to disclaim some portion of the payment or

Exhibit 10(d)

benefit in order to avoid such “excess parachute payment” and thereby avoid the imposition of an excise tax resulting therefrom. Under such circumstances, it would not be to the disadvantage of the Company or the Participant to permit the Participant to disclaim any such payment or benefit in order to avoid the “excess parachute payment” and the excise tax resulting therefrom. Accordingly, the Participant may, at the Participant’s option, exercisable at any time or from time to time, disclaim any entitlement to any portion of the payment or benefits arising under this Plan which would constitute “excess parachute payments,” and it shall be the Participant’s choice as to which payments or benefits shall be so surrendered, if and to the extent that the Participant exercises such option, so as to avoid “excess parachute payments” provided, however, that Participant must first surrender payments or benefits that are payable in the same calendar year as the event giving rise to such “excess parachute payment” and, if additional payments or benefits are surrendered, must then surrender payments or benefits that are payable in the immediately succeeding calendar year and provided further that no payment or benefit that is surrendered shall affect the amount of payment or benefit payable in a subsequent calendar year.
ARTICLE XV. AMENDMENT, MODIFICATION, AND TERMINATION
15.1.    Amendment, Modification, and Termination. The Board may, at any time and with or without prior notice, amend, alter, suspend, or terminate the Plan, and the Committee may, to the extent permitted by the Plan, amend the terms of any Award theretofore granted, including any Award Agreement, in each case, retroactively or prospectively; provided, however, that no such amendment, alteration, suspension, or termination of the Plan shall be made without first obtaining approval of the stockholders of the Company which would:
(a)    except as is provided in Section 4.5, increase the maximum number of Shares which may be sold or awarded under the Plan or increase the maximum limitations set forth in Section 4.3;
(b)    except as is provided in Section 4.5, decrease the minimum Option Price or Grant Price requirements of Sections 6.3 and 7.2, respectively;
(c)    change the class of persons eligible to receive Awards under the Plan;
(d)    extend the duration of the Plan or the maximum period during which Options or SARs may be exercised under Section 6.4 or 7.6, as applicable; or
(e)    otherwise require stockholder approval to comply with any applicable law, regulation or rule (including the applicable regulations and rules of the SEC and any Applicable Exchange requirements).
In addition, no such amendment, alteration, suspension, or termination of the Plan or any Award theretofore granted, including any Award Agreement, shall be made which would materially impair the previously accrued rights of a Participant under any outstanding Award without the written consent of such Participant, provided, however, that the Board may amend or alter the Plan and the Committee may amend or alter any Award, including any Agreement, either retroactively or prospectively, without the consent of the applicable Participant, (1) so as to preserve or come within any exemptions from liability under Section 16(b) of the Exchange Act, pursuant to the rules and releases promulgated by the SEC (including Rule 16b-3), or (2) if the Board or the Committee determines in its discretion that such amendment or alteration either (I) is required or advisable for the Company, the Plan or the Award to satisfy, comply with or meet the

Exhibit 10(d)

requirements of any law, regulation, rule or accounting standard or (II) is not reasonably likely to significantly diminish the benefits provided under such Award, or that such diminishment has been or will be adequately compensated.
Except in connection with a Share Change or Corporate Transaction or as otherwise provided in Section 4.5, (1) Options or SARs issued under the Plan will not be repriced, replaced, or regranted through cancellation, or by lowering the Option Price of a previously granted Option or the Grant Price of a previously granted SAR, (2) Options or SARs issued under the Plan will not be repurchased or otherwise canceled in exchange for a payment of any form of consideration, if the Option Price or Grant Price is less than the Fair Market Value of the Shares covered by the Option or SAR, and (3) no material amendment of the Plan shall be made if stockholder approval is required by law or Applicable Exchange requirements, without, in each such case, first obtaining approval of the stockholders of the Company of such action.
15.2.    Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Board or the Committee shall make such adjustments in the terms and conditions of, and the criteria included in, Awards as the Board or the Committee deems appropriate and equitable in recognition of unusual or nonrecurring events (including the events described in Section 4.5) affecting the Company or its Subsidiaries or Affiliates or the financial statements of the Company or its Subsidiaries or Affiliates or of changes in applicable laws, regulations, rules, or accounting principles. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.
ARTICLE XVI. TAX WITHHOLDING AND OTHER TAX MATTERS
16.1.    Tax Withholding. The Company and/or any Subsidiary or Affiliate are authorized to withhold from any Award granted or payment due under the Plan the amount of all U.S. or non-U.S. federal, state, or local taxes due in respect of such Award or payment and take any such other action as may be necessary or appropriate, as determined by the Committee, to satisfy all obligations for the payment of such taxes. No later than the date as of which an amount first becomes includible in the gross income or wages of a Participant for U.S. or non-U.S. federal, state, or local tax purposes with respect to any Award, such Participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any U.S. or non-U.S. federal, state, or local taxes or social security (or similar) contributions of any kind required by law to be withheld with respect to such amount. The obligations of the Company under the Plan shall be conditional on such payment or satisfactory arrangements (as determined by the Committee in its discretion), and the Company and the Subsidiaries and Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Participant, whether or not under the Plan.
16.2.    Withholding or Tendering Shares. Without limiting the generality of Section 16.1, subject to any applicable laws, the Committee may in its discretion permit or require a Participant to satisfy or arrange to satisfy, in whole or in part, the tax obligations incident to an Award by: (a) the Company’s withholding of Shares or other property otherwise deliverable to such Participant pursuant to his or her Award (provided, however, that the amount of any Shares so withheld shall not exceed the amount necessary to satisfy required withholding obligations using rates of up to, but not exceeding, the maximum statutory withholding rates for U.S. or non-U.S. federal, state, or local tax purposes, including payroll taxes, that are applicable to supplemental taxable income in the Participant’s particular jurisdiction), (b) tendering to the Company Shares already owned by such Participant (or by such Participant and his or her spouse jointly), based on the fair

Exhibit 10(d)

market value of the Common Stock on the date prior to the payment date as determined by the Committee and/or (c) any other method of withholding that may be authorized by the Committee or provided for in an Award Agreement. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for settlement of withholding obligations with Common Stock.
16.3.    Restrictions. The satisfaction of tax obligations pursuant to this Article XVI shall be subject to such restrictions as the Committee may impose, including any restrictions required by applicable law or the rules and regulations of the SEC, and shall be construed consistent with an intent to comply with any such applicable laws, rule and regulations.
16.4.    Special ISO Obligations. The Committee may require a Participant to give prompt written notice to the Company concerning any disposition of Shares received upon the exercise of an ISO within: (a) two years from the Grant Date of such ISO to such Participant or (b) one year from the transfer of such Shares to such Participant or (c) such other period as the Committee may from time to time determine. The Committee may direct that a Participant with respect to an ISO undertake in the applicable Award Agreement to give such written notice described in the preceding sentence, at such time and containing such information as the Committee may prescribe, and/or that the book entry Shares acquired by exercise of an ISO refer to such requirement to give such notice.
16.5.    Section 83(b) Election. If a Participant makes an election under Code Section 83(b) to be taxed with respect to an Award as of the date of transfer of Shares rather than as of the date or dates upon which the Participant would otherwise be taxable under Code Section 83(a), such Participant shall deliver a copy of such election to the Company upon or prior to the filing such election with the U.S. Internal Revenue Service. Neither the Company nor any Subsidiary or Affiliate shall have any liability or responsibility relating to or arising out of the filing or not filing of any such election or any defects in such filing.
16.6.    No Guarantee of Favorable Tax Treatment. Although the Company intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Code Section 409A, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Code Section 409A or any other provision of U.S. or non-U.S. federal, state, or local law. The Company shall not be liable to any Participant for any tax, interest, or penalties the Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.
16.7.    Nonqualified Deferred Compensation.
(a)    It is the intention of the Company that no Award shall be deferred compensation subject to Code Section 409A unless and to the extent that the Committee specifically determines otherwise as provided in paragraph (b) of this Section 16.7, and the Plan and the terms and conditions of all Awards shall be interpreted and administered accordingly.
(b)    The terms and conditions governing any Awards that the Committee determines will be subject to Code Section 409A, including any rules for payment, including elective or mandatory deferral of the payment or delivery of cash or Shares pursuant thereto, and any rules regarding treatment of such Awards in the event of a Change in Control, shall be set forth in the applicable Award Agreement (including, as applicable, in the Non-Employee Director Plan), and shall be intended to comply in all respects with Code Section 409A, and the Plan and the terms and conditions

Exhibit 10(d)

of such Awards shall be interpreted and administered accordingly. Further, no payment that constitutes deferred compensation subject to Code Section 409A that would otherwise be made under the Plan or an Award Agreement upon a Termination of any Participant’s employment or service will be made or provided unless and until such termination is also a “separation from service,” as determined in accordance with Code Section 409A. Notwithstanding the foregoing or anything elsewhere in the Plan or an Award Agreement to the contrary, if a Participant is a “specified employee” as defined in Code Section 409A at the time of Termination with respect to an Award, then solely to the extent necessary to avoid the imposition of any additional taxes under Code Section 409A, the commencement of any payments or benefits under the Award shall be deferred until the date that is six months following the Participant’s Termination (or, if earlier, the date of death of the specified employee) and shall instead be paid (in a manner set forth in the Award Agreement) on the payment date that immediately follows the end of such six-month period (or death) or as soon as administratively practicable within thirty days thereafter, but in no event later than the end of the applicable taxable year.
(c)    The Committee shall not extend the period to exercise an Option or Stock Appreciation Right to the extent that such extension would cause the Option or Stock Appreciation Right to become subject to Code Section 409A.
(d)    Unless the Committee provides otherwise in an Award Agreement, each Restricted Stock Unit, Performance Unit, Performance Share, Cash-Based Award and/or Stock Bonus Award that is not deferred compensation subject to Code Section 409A shall be paid in full to the Participant no later than the fifteenth day of the third month after the end of the first calendar year in which such Award is no longer subject to a “substantial risk of forfeiture” within the meaning of Code Section 409A. If the Committee provides in an Award Agreement that a Restricted Stock Unit, Performance Unit, Performance Share, Cash-Based Award or Stock Bonus Award is intended to be subject to Code Section 409A, the Award Agreement shall include terms that are intended to comply in all respects with Code Section 409A.
(e)    No Dividend Equivalents shall relate to Shares underlying an Option or SAR unless such Dividend Equivalent rights are explicitly set forth as a separate arrangement and do not cause any such Option or SAR to be subject to Code Section 409A.
(f)    Notwithstanding any other provision of the Plan or an Award Agreement to the contrary, no event or condition shall constitute a Change in Control with respect to an Award to the extent that, if it were, a twenty percent (20%) additional income tax would be imposed under Code Section 409A on the Participant who holds such Award; provided that, in such a case, the event or condition shall continue to constitute a Change in Control to the maximum extent possible (for example, if applicable, in respect of vesting without an acceleration of payment of such an Award) without causing the imposition of such twenty percent (20%) tax, but payment of such Award will be made pursuant to the Award’s original payment schedule or, if earlier, upon the death of Participant, unless otherwise provided in the Award Agreement.
(g)    In the event that any (i) provision of the Plan or an Award Agreement, (ii) Award, payment or transaction or (iii) other action or arrangement contemplated by the provisions of the Plan

Exhibit 10(d)

is determined by the Committee to not comply with the applicable requirements of Code Section 409A, the Committee shall have the authority to take such actions and to make such changes to the Plan or an Award Agreement as the Committee deems necessary to comply with such requirements (including amendments and procedures with retroactive effect), without the consent of the Participant.
ARTICLE XVII. LIMITS OF LIABILITY; INDEMNIFICATION
17.1.    Limits of Liability. Any liability of the Company or a Subsidiary or Affiliate to any Participant with respect to any Award shall be based solely upon contractual obligations created by the Plan and the Award Agreement.
(a)    None of the Company, any Subsidiary, any Affiliate, any member of the Board or the Committee or any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability, in the absence of bad faith, to any party for any action taken or not taken in connection with the Plan, except as may expressly be provided by statute.
(b)    Each member of the Committee, while serving as such, shall be considered to be acting in his or her capacity as a director of the Company. Members of the Board of Directors and members of the Committee acting under the Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for gross negligence or willful misconduct in the performance of their duties.
(c)    The Company shall not be liable to a Participant or any other person as to: (i) the non-issuance of Shares as to which the Company has been unable to obtain from any regulatory body having relevant jurisdiction the authority deemed by the Committee or the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, and (ii) any tax consequence expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Option or other Award.
17.2.    Indemnification. Subject to the requirements of Delaware law, each individual who is or was a member of the Committee or of the Board, or an officer of the Company or its Subsidiaries and Affiliates to whom authority was delegated in accordance with Article III, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of the individual’s own willful misconduct, or except as provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individual may be entitled under the Company’s Certificate of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify or hold harmless such individual.

Exhibit 10(d)

ARTICLE XVIII. SUCCESSORS
18.1.    General. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on successors, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or purchase of all or substantially all of the business and/or assets of the Company.
ARTICLE XIX. MISCELLANEOUS
19.1.    Drafting Context; Captions. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural. The words “Article,” “Section,” and “paragraph” herein shall refer to provisions of the Plan, unless expressly indicated otherwise. The words “include,” “includes,” and “including” herein shall be deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of similar import, unless the context otherwise requires. The headings and captions appearing herein are inserted only as a matter of convenience. They do not define, limit, construe, or describe the scope or intent of the provisions of the Plan.
19.2.    Forfeiture Events. Notwithstanding any provision of the Plan to the contrary, the Committee shall have the authority to determine (and may so provide in any Agreement) that a Participant’s (including his or her estate’s, beneficiary’s or transferee’s) rights (including the right to exercise any Option or SAR), payments and benefits with respect to any Award shall be subject to reduction, cancellation, forfeiture or recoupment (to the extent permitted by applicable law) in the event of the Participant’s Termination for Cause; serious misconduct; violation of the Company’s or a Subsidiary’s or Affiliate’s policies; breach of fiduciary duty; unauthorized disclosure of any trade secret or confidential information of the Company or a Subsidiary or Affiliate; breach of applicable noncompetition, nonsolicitation, confidentiality, or other restrictive covenants; or other conduct or activity that is in competition with the business of the Company or any Subsidiary or Affiliate, or otherwise detrimental to the business, reputation or interests of the Company and/or any Subsidiary or Affiliate; or upon the occurrence of certain events specified in the applicable Award Agreement (in any such case, whether or not the Participant is then an Employee or Non-Employee Director). The determination of whether a Participant’s conduct, activities, or circumstances are described in the immediately preceding sentence shall be made by the Committee in its discretion, and pending any such determination, the Committee shall have the authority to suspend the exercise, payment, delivery, or settlement of all or any portion of such Participant’s outstanding Awards pending an investigation of the matter. In addition, all Awards granted under the Plan will be subject to recoupment in accordance with the Company’s current clawback policy or any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by applicable law.
19.3.    Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
19.4.    Transfer, Leave of Absence. For purposes of the Plan, neither (i) a transfer of an Eligible Individual from the Company to an Affiliate or Subsidiary (or, for purposes of determining whether an Option

Exhibit 10(d)

is entitled to continuing ISO status, only a Subsidiary), or vice versa, or from one Affiliate or Subsidiary to another (or, for purposes of determining whether an Option is entitled to continuing ISO status, only from one Subsidiary to another), nor (ii) a leave of absence, duly authorized in writing by the Company or a Subsidiary or Affiliate, shall be deemed a Termination of the Eligible Individual for purposes of the Plan or with respect to any Award (in the case of ISOs, to the extent permitted by the Code).
19.5.    Exercise and Payment of Awards. An Award shall be deemed exercised or claimed when the Participant gives Notice, in a form acceptable to the Committee, to the Secretary of the Company (or any other Company official or other person designated by the Committee for such purpose), pays the applicable Option Price, Grant Price or other purchase price, if any, and complies with the tax withholding provisions of Article XVI, all in accordance with the Plan and such Participant’s Award Agreement. An Option that no longer qualifies as an ISO shall be treated as a Nonqualified Stock Option.
19.6.    Deferrals. Subject to applicable law, the Committee may from time to time establish procedures pursuant to which a Participant may defer on an elective or mandatory basis receipt of all or a portion of the cash or Shares subject to an Award on such terms and conditions as the Committee shall determine, including those of any deferred compensation plan of the Company or any Subsidiary or Affiliate specified by the Committee for such purpose, including, without limitation, the Non-Employee Director Plan.
19.7.    No Effect on Other Plans. Neither the adoption of the Plan nor anything contained herein shall affect any compensation or incentive plans or arrangements of the Company or any Subsidiary or Affiliate, or prevent or limit the right of the Company or any Subsidiary or Affiliate to establish any forms of incentives or compensation for their directors, officers, eligible employees or consultants or grant or assume options or other rights otherwise than under the Plan.
19.8.    Section 16 of the Exchange Act. The provisions and operation of the Plan are intended to ensure that no transaction under the Plan is subject to (and not exempt from) the short-swing profit recovery rules of Section 16(b) of the Exchange Act. Unless otherwise stated in the Award Agreement, notwithstanding any other provision of the Plan, any Award granted to an Insider shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16(b) of the Exchange Act (including Rule 16b-3) that are requirements for the application of such exemptive rule, and the Plan and the Award Agreement shall be deemed amended to the extent necessary to conform to such limitations.
19.9.    Requirements of Law; Limitations on Awards.
(a)    The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
(b)    If at any time the Committee shall determine, in its discretion, that the listing, registration and/or qualification of Shares upon any securities exchange or under any U.S. or non-U.S. state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of Shares hereunder, the Company shall have no obligation to allow the grant, exercise or payment of any Award, or to issue or deliver evidence of title for Shares issued under the Plan, in whole or in part, unless and until such listing, registration, qualification, consent and/or approval shall have been

Exhibit 10(d)

effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Committee.
(c)    If at any time counsel to the Company shall be of the opinion that any sale or delivery of Shares pursuant to an Award is or may be in the circumstances unlawful or result in the imposition of excise taxes on the Company or any Subsidiary or Affiliate under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act, or otherwise with respect to Shares or Awards and the right to exercise or payment of any Option or Award shall be suspended until, in the opinion of such counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company or any Subsidiary or Affiliate.
(d)    Upon termination of any period of suspension under this Section 19.9, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all Shares available before such suspension and as to the Shares which would otherwise have become available during the period of such suspension, but no suspension shall extend the term of any Award.
(e)    The Committee may require each person receiving Shares in connection with any Award under the Plan to represent and agree with the Company in writing that such person is acquiring such Shares for investment without a view to the distribution thereof, and/or provide such other representations and agreements as the Committee may prescribe. The Committee, in its absolute discretion, may impose such restrictions on the ownership and transferability of the Shares purchasable or otherwise receivable by any person under any Award as it deems appropriate. Any such restrictions shall be set forth in the applicable Award Agreement, and the certificates evidencing such Shares may include any legend that the Committee deems appropriate to reflect any such restrictions.
(f)    An Award and any Shares received upon the exercise or payment of an Award shall be subject to such other transfer and/or ownership restrictions and/or legending requirements as the Committee may establish in its discretion and may be referred to on the certificates evidencing such Shares, including restrictions under applicable U.S. federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or U.S. state securities laws applicable to such Shares.
(g)    The inability or impracticability of the Company to obtain or maintain authority from any governmental agency or other regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained, and shall constitute circumstances in which the Committee may determine to amend or cancel Awards pertaining to such Shares, without the consent of the affected Participants, and with or without consideration to such Participants.
19.10.    Participants Deemed to Accept Plan. By accepting any benefit under the Plan, each Participant and each person claiming under or through any such Participant shall be conclusively deemed to

Exhibit 10(d)

have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and any action taken under the Plan by the Board, the Committee or the Company, in any case in accordance with the terms and conditions of the Plan.
19.11.    Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, Participants are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of the State of Delaware, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.
19.12.    Plan Unfunded. The Plan shall be unfunded. Neither the Company nor the Company shall be required to establish any special or separate fund or to make any other segregation of assets to assure the issuance of Shares or the payment of cash upon exercise or payment of any Award. Proceeds from the sale of Shares pursuant to Options or other Awards granted under the Plan shall constitute general funds of the Company.
19.13.    Administration Costs. The Company shall bear all costs and expenses incurred in administering the Plan, including expenses of issuing Shares pursuant to any Options or other Awards granted hereunder.
19.14.    No Fractional Shares. No fractional Shares shall be issued upon the exercise or payment of an Option or other Award. The Committee may, in its discretion, pay cash in lieu of fractional shares or require that fractional shares be forfeited.
19.15.    Subsidiary or Affiliate Eligible Individuals. In the case of a grant of an Award to any Eligible Individual of a Subsidiary or Affiliate, the Company may, if the Committee so directs, issue or transfer the Shares, if any, covered by the Award to such Subsidiary or Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that such Subsidiary or Affiliate will transfer such Shares to such Eligible Individual in accordance with the terms and conditions of such Award and those of the Plan. The Committee may also adopt procedures regarding treatment of any Shares so transferred to a Subsidiary or Affiliate that are subsequently forfeited or canceled.
19.16.    Right of Offset. The Company and the Subsidiaries and Affiliates shall have the right to offset against the obligations to make payment, operate withholding, or issue any Shares to any Participant under the Plan, any outstanding amounts (including travel and entertainment advance balances, loans, tax withholding amounts paid by the employer, or amounts repayable to the Company or any Subsidiary or Affiliate pursuant to tax equalization, housing, automobile, or other employee programs) such Participant then owes to the Company or any Subsidiary or Affiliate and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement.
19.17.    Participants Based Outside of the United States. The Committee may grant Awards to Eligible Individuals who are non-United States nationals, or who reside outside the United States or who are not compensated from a payroll maintained in the United States or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment

Exhibit 10(d)

of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan and comply with such legal or regulatory provisions, and, in furtherance of such purposes, the Committee may make or establish such modifications, amendments, procedures or subplans as may be necessary or advisable to comply with such legal or regulatory requirements (including triggering a public offering or to maximize tax efficiency).
19.18.    Outstanding Qualified Performance-Based Awards. All provisions of the 2017 Plan governing Outstanding Qualified Performance-Based Awards that were in effect prior to the Effective Date of the Plan shall continue in effect with respect to Outstanding Qualified Performance-Based Awards, notwithstanding the elimination of such provisions from the Plan as of the Effective Date. Further, the amendment or restatement of the Plan as of the Effective Date shall not affect the terms and conditions of any Outstanding Qualified Performance Based-Award or any other award that the Company intends to qualify for grandfathering under P.L. 115-97, Section 13601(e)(2), to the extent that it would result in a material modification of such award within the meaning of such Section 13601(e)(2). For purposes of this Section 19.18, “Outstanding Qualified Performance-Based Award” means any award granted prior to the Effective Date that is outstanding as of the Effective Date and that is intended to constitute “qualified performance-based compensation” as described in Section 162(m)(4)(C) of the Code, as in effect prior to its amendment by the U.S. Tax Cuts and Jobs Act, P.L. 115-97.

Exhibit 10(d)

APPENDIX TO
AMENDED AND RESTATED ACUITY INC.
2012 OMNIBUS STOCK INCENTIVE COMPENSATION PLAN
The performance targets and the measurement criteria used in determining applicable performance may include one or more of the following Performance Measures which may be adjusted to include or exclude any of the events that occur during a Performance Period as described in Section 9.2:

Performance Measure	General Definition
Capital Expenditures (CAPEX)	Purchases of property, plant, and equipment.
Capitalized Economic Profit	Economic Profit divided by a predetermined rate reflecting the cost of capital.
Capitalized Entity Value	Sum of average invested capital in the business and the Capitalized Economic Profit.
Capitalized Equity Value	Capitalized Entity Value minus total debt.
Cashflow from Operations	Net cash provided by operating activities.
Cashflow Return on Capital	Cashflow divided by average invested capital.
Cashflow Return on Capitalized Entity/Equity Value	Cashflow from Operations divided by Capitalized Entity/Equity Value.
Cashflow Return on Investment (CFROI)	The amount comprised of Profit before Tax plus non-cash share-based compensation expense plus loss on sale of business less gain on sale of business reduced by income taxes at the reported tax rate plus depreciation and amortization expense less CAPEX, divided by the amount comprised of Gross Fixed Assets plus Working Capital excluding cash, investments, and debt.
Change in Capital	CAPEX plus/minus change in operating Working Capital plus net proceeds from asset sales.
Change in Operating Working Capital	GAAP cash flow of accounts receivable (including allowance for doubtful accounts), inventory, and accounts payable.
Change in Price of Shares	Percentage increase in per-share price. This measure may be adjusted for Change in Capitalization (as defined in the Plan).
Change in Working Capital	Increase or decrease in Working Capital.
Days Inventory Outstanding	Inventory divided by the sum of the last three months sales divided by the total calendar days in the last three months.
Days Payables Outstanding	Accounts payable divided by the sum of the last three months’ cost of goods sold divided by the total calendar days in the last three months.
Days Sales Outstanding	Accounts receivable divided by the sum of the last three months’ sales divided by the total calendar days in the last three months.
Debt	Third-party debt recorded on the balance sheet.
Debt Reduction	Decrease in total debt from one period to another.
Earnings Before Interest and Taxes (EBIT)	Earnings minus interest and taxes.
EBIT Margin	EBIT divided by net sales.

Exhibit 10(d)

Performance Measure	General Definition
Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA)	Earnings minus interest, taxes, depreciation, and amortization.
EBITDA Margin	EBITDA divided by net sales.
Earnings Per Share	Primary or fully diluted earnings per share.
Economic Profit	Net Income minus a charge for capital.
Free Cash Flow	Cashflow from Operations less CAPEX plus proceeds from the sale of property, plant, and equipment.
Gross Fixed Assets	Total property, plant, and equipment.
Gross Profit	Gross profit.
Gross Profit Margin	Gross profit divided by net sales
Intangible Assets	Goodwill and intangible assets.
Net Income	Net income.
Net Income Return on Capital	Net Income divided by average invested capital.
Net Operating Profit After Tax (NOPAT)	Operating profit minus book income taxes (reported tax rate applied to operating profit).
Net Trade Cycle	Days Sales Outstanding plus Days Inventory Outstanding less Days Payables Outstanding.
Operating Profit	Operating profit.
Operating Profit Margin	Operating profit divided by net sales
Operating Working Capital	Net accounts receivable plus inventory minus accounts payable.
Profit before Tax	Income before provision for income taxes.
Return on Assets (ROA)	Net Income divided by average total assets.
Return on Equity (ROE)	Net Income divided by average stockholders’ equity.
Return on Gross Investment	Sum of Net Income plus depreciation divided by sum of average invested capital plus accumulated depreciation.
Return on Invested Capital	Net Income divided by average invested capital.
Return on Net Assets (RONA)	Net Income or income before taxes, divided by average net assets.
Return on Tangible Assets	EBIT divided by total assets less intangible assets.
Sales	Net sales of products and service revenues.
Sales Growth	Percentage change in Sales from year to year.
Total Return of Common Stock	Percentage change in stockholder value (stock price plus reinvested dividends).
Working Capital	Current assets minus current liabilities.